July 1, 2025

The Putnam Funds

100 Federal Street

Boston, Massachusetts 02110

Ladies and Gentlemen:

Putnam Investment Management, LLC (“PIM”) and Franklin Advisers, Inc. (“FAV”), as applicable, hereby contractually agree, as of the date hereof, with respect to the funds specified below or in Schedule A, Schedule B, or Schedule C, to waive fees and reimburse certain expenses in the manner provided below:

1.	Other expenses.
a.

PIM or FAV, as applicable, agrees to waive fees and/or reimburse expenses of each open-end fund listed on Schedule A and each variable trust fund listed on Schedule B to the extent necessary to limit the cumulative expenses of the fund, exclusive of brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, acquired fund fees and expenses, and payments under the fund’s investor servicing contract, the fund’s investment management contract (including any applicable performance-based upward or downward adjustment to a fund’s base management fee), and the fund’s distribution plans, to an annual (measured on a fiscal year basis) rate of 0.20% of the fund’s average net assets. This contractual waiver will remain in effect for a fund through the expiration of one year following the effective date of the next annual update of the fund’s registration statement.

b.

FAV agrees to waive fees and/or reimburse expenses of Putnam Dynamic Asset Allocation Equity Fund to the extent necessary to limit the cumulative expenses of the fund, exclusive of brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, acquired fund fees and expenses, and payments under the fund’s investor servicing contract, the fund’s investment management contract, and the fund’s distribution plans, to an annual (measured on a fiscal year basis) rate of 0.02% of the fund’s average net assets. This contractual waiver will remain in effect through the expiration of the one-year period following the effective date of the next annual update of the fund’s registration statement.

2.	Fund-specific expense limitations.
a.

As set forth in the table below, PIM or FAV, as applicable, agrees to waive fees and/or reimburse expenses of each fund set forth below to the extent that the total annual fund operating expenses for the fund — exclusive of payments under the fund’s distribution plans, any applicable performance-based upward or downward adjustment to the fund’s base management fee, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, and acquired fund fees and expenses – would exceed the specified rate through the specified date, which is the expiration of the one-year period following the effective date of the next annual update of each fund’s registration statement:

Fund	Proposed Contractual Limitation on Total Fund Operating Expenses	Expiration

Putnam VT Emerging Markets Equity Fund	1.09%	April 30, 2027
Putnam VT Mortgage Securities Fund	0.50%	April 30, 2027

b.

As set forth in the table below, PIM or FAV, as applicable, agrees to waive fees and/or reimburse expenses of each fund set forth below to the extent that the total annual fund operating expenses for the fund – exclusive of payments under the fund’s distribution plans, payments under the fund’s investor servicing contract, any applicable performance-based upward or downward adjustment to the fund’s base management fee, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, and acquired fund fees and expenses – would exceed the specified rate through the specified date, which is the expiration of the one-year period (three-year period in the case of Putnam Ultra Short MAC Series) following the effective date of the next post-effective amendment of each fund’s registration statement:

Fund	Proposed Contractual Limitation on Total Fund Operating Expenses	Expiration

Putnam Emerging Markets Equity Fund	0.78%	December 30, 2026
Putnam Global Income Trust	0.43%	February 28, 2027

Putnam Income Fund	0.33%	Feb. 28, 2027

Putnam Multi-Asset Income Fund	0.40%	Dec. 30, 2026
Putnam Intermediate-Term Municipal Income Fund	0.52%	March 30, 2027 (fund expected to liquidate on or about July 18, 2025)
Putnam International Value Fund	0.59%	October 30, 2026
Putnam Ultra Short MAC Series	0.00%	November 30, 2028
Putnam Mortgage Opportunities Fund	0.46%	September 30, 2026
Putnam Ultra Short Duration Income Fund	0.24%	Nov. 30, 2026
Putnam Short-Term Municipal Income Fund	0.28%	March 30, 2027

c.

As set forth in the table below, PIM agrees to waive fees and/or reimburse expenses of each fund set forth below to the extent that the total annual fund operating expenses for the fund – exclusive of payments under the fund’s distribution plans, payments under the fund’s investor servicing contract, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, and acquired fund fees and expenses – would exceed the specified rate through the specified date, which is the expiration of the one-year period following the effective date of the next post-effective amendment of each fund’s registration statement:

Putnam Research Fund (to be renamed Putnam U.S. Research Fund on or around September 30, 2025)	0.49%	November 30, 2026
Putnam International Capital Opportunities Fund (to be renamed Putnam International Small Cap Fund on or around September 30, 2025)	1.05%	December 30, 2026

3.

Putnam Short Term Investment Fund. FAV agrees to waive the contractual management fee of 0.25% for Putnam Short Term Investment Fund through November 30, 2026, the expiration of the one-year period following the effective date of the next update of the fund’s registration statement.

4.

Putnam VT Focused International Equity Fund. PIM agrees to waive 5 basis points of the contractual management fee payable by Putnam VT Focused International Equity Fund through April 30, 2027, the expiration of the one-year period following the effective date of the next annual update of the fund’s registration statement.

5.	Target Date Funds.

a.

Sustainable Retirement Funds: FAV agrees to (1) waive fees and/or reimburse expenses of each Putnam Sustainable Retirement Fund, in an amount equal to the fund’s “acquired fund fees and expenses” and (2) waive fees and/or reimburse expenses of each class of shares specified below of each Putnam Sustainable Retirement Fund in an amount sufficient to result in total annual fund operating expenses for each share class of the fund – exclusive of payments under the fund’s distribution plan, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), acquired fund fees and expenses, and extraordinary expenses – that equal the amount specified in the table below of the fund’s average net assets attributable to each such class. Each of these contractual waivers will remain in effect through the date that is three years (one year, in the case of Putnam Sustainable Retirement 2070 Fund) after the effective date of the next amendment filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended, of each fund’s registration statement (except for Putnam Sustainable Retirement 2060 Fund, which will remain in effect through the date that is ten years after the effective date of the next amendment filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended, of the fund’s registration statement).

Share Class	Net Total Expense Ratio Cap
Class A	0.60%

Class C	0.60%
Class R	0.75%
Class R3	0.75%
Class R4	0.75%
Class R5	0.60%
Class R6	0.50%
Class Y	0.60%

b.

Retirement Advantage Funds: FAV agrees to (1) waive fees and/or reimburse expenses of each Putnam Retirement Advantage Fund in an amount equal to each fund’s “acquired fund fees and expenses” and (2) waive fees and/or reimburse expenses of each class of shares specified below of each Putnam Retirement Advantage Fund in an amount sufficient to result in total annual fund operating expenses for each class of each fund – exclusive of payments under the fund’s distribution plan, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), acquired fund fees and expenses, and extraordinary expenses – that equal the amount specified in the table below of the fund’s average net assets attributable to each such class. Each of these contractual waivers will remain in effect through the date that is three years (one year, in the case of Putnam Retirement Advantage 2070 Fund) after the effective date of the next annual update of each fund’s registration statement.

Share Class	Net Total Expense Ratio Cap
Class A	0.55%
Class C	0.55%
Class R	0.70%
Class R3	0.70%
Class R4	0.70%
Class R5	0.55%
Class R6	0.45%
Class Y	0.55%

Effective July 1, 2025, this contractual undertaking supersedes any prior contractual expense limitation provisions between PIM or FAV and the funds. This undertaking shall be binding upon any successors and assignees of PIM or FAV, as applicable.

A copy of the Declaration of Trust (including any amendments thereto) of each of The Putnam Funds is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Putnam Fund as trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or officers or shareholders individually, but binding only upon the assets and property of each Putnam Fund with respect to its obligations under this instrument. Furthermore, notice is given that the assets and liabilities of each series of each Putnam Fund that is a series company are separate and distinct and that the obligations of or arising out of this instrument are several and not joint or joint and several and are binding only on the assets of each series with respect to its obligations under this instrument. Each fund is acting on its own behalf separately from all of the other investment companies and not jointly or jointly and severally with any of the other investment companies.

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Very truly yours,

PUTNAM INVESTMENT MANAGEMENT, LLC

By: /s/ Thomas C. Merchant
Thomas C. Merchant, Chief Legal Officer

FRANKLIN ADVISERS, INC.

By: /s/ Thomas C. Merchant
Thomas C. Merchant, Chief Legal Officer

Agreed and accepted by each Putnam fund listed on Schedule A,

Schedule B and Schedule C

By:	/s/ Jonathan S. Horwitz

Jonathan S. Horwitz

Executive Vice President, Principal

Executive Officer, and Compliance Liaison

Schedule A

Putnam California Tax Exempt Income Fund

Putnam Convertible Securities Fund

Putnam Diversified Income Trust

Putnam Asset Allocation Funds

- Putnam Dynamic Asset Allocation Balanced Fund

- Putnam Dynamic Asset Allocation Conservative Fund

- Putnam Dynamic Asset Allocation Growth Fund

- Putnam Multi-Asset Income Fund

Putnam Focused International Equity Fund

Putnam Funds Trust

- Putnam Emerging Markets Equity Fund

- Putnam Floating Rate Income Fund

- Putnam Focused Equity Fund

- Putnam Global Technology Fund

- Putnam Intermediate-Term Municipal Income Fund

- Putnam International Value Fund

- Putnam Mortgage Opportunities Fund

- Putnam Core Equity Fund

- Putnam Short-Term Municipal Income Fund

- Putnam Small Cap Growth Fund

- Putnam Ultra Short Duration Income Fund

George Putnam Balanced Fund

Putnam Global Health Care Fund

Putnam Global Income Trust

Putnam High Yield Fund

Putnam Income Fund

Putnam International Equity Fund

Putnam Investment Funds

-Putnam Government Money Market Fund

-Putnam International Capital Opportunities Fund

-Putnam Large Cap Growth Fund

-Putnam Research Fund

-Putnam Small Cap Value Fund

-Putnam Sustainable Future Fund

Putnam Large Cap Value Fund

Putnam Massachusetts Tax Exempt Income Fund

Putnam Minnesota Tax Exempt Income Fund

Putnam Money Market Fund

Putnam Mortgage Securities Fund

Putnam New Jersey Tax Exempt Income Fund

Putnam New York Tax Exempt Income Fund

Putnam Ohio Tax Exempt Income Fund

Putnam Pennsylvania Tax Exempt Income Fund

Putnam Sustainable Leaders Fund

Putnam Tax Exempt Income Fund

Putnam Tax-Free Income Trust

-Putnam Strategic Intermediate Municipal Fund

-Putnam Tax-Free High Yield Fund

Schedule B

Putnam Variable Trust

- Putnam VT Core Equity Fund

- Putnam VT Diversified Income Fund

- Putnam VT Emerging Markets Equity Fund

- Putnam VT Focused International Equity Fund

- Putnam VT George Putnam Balanced Fund

- Putnam VT Global Asset Allocation Fund

- Putnam VT Global Health Care Fund

- Putnam VT Government Money Market Fund

- Putnam VT High Yield Fund

- Putnam VT Income Fund

- Putnam VT International Equity Fund

- Putnam VT International Value Fund

- Putnam VT Large Cap Growth Fund

- Putnam VT Large Cap Value Fund

- Putnam VT Mortgage Securities Fund

- Putnam VT Research Fund

- Putnam VT Small Cap Growth Fund

- Putnam VT Small Cap Value Fund

- Putnam VT Sustainable Future Fund

- Putnam VT Sustainable Leaders Fund

Schedule C

Other Funds Subject to Expense Limitations

Putnam Funds Trust

- Putnam Dynamic Asset Allocation Equity Fund

- Putnam Short Term Investment Fund

Putnam Target Date Funds

- Putnam Sustainable Retirement Maturity Fund

- Putnam Sustainable Retirement 2070 Fund

- Putnam Sustainable Retirement 2065 Fund

- Putnam Sustainable Retirement 2060 Fund

- Putnam Sustainable Retirement 2055 Fund

- Putnam Sustainable Retirement 2050 Fund

- Putnam Sustainable Retirement2045 Fund

- Putnam Sustainable Retirement2040 Fund

- Putnam Sustainable Retirement2035 Fund

- Putnam Sustainable Retirement2030 Fund

- Putnam Sustainable Retirement2025 Fund

- Putnam Retirement Advantage Maturity Fund

- Putnam Retirement Advantage 2070 Fund

- Putnam Retirement Advantage 2065 Fund

- Putnam Retirement Advantage 2060 Fund

- Putnam Retirement Advantage 2055 Fund

- Putnam Retirement Advantage 2050 Fund

- Putnam Retirement Advantage 2045 Fund

- Putnam Retirement Advantage 2040 Fund

- Putnam Retirement Advantage 2035 Fund

- Putnam Retirement Advantage 2030 Fund

- Putnam Retirement Advantage 2025 Fund